EXHIBIT 21
SUBSIDIARIES OF THE COMPANY
(as of December 31, 2017)

Name		Jurisdiction of Incorporation
BALKAMP, INC.	100.0%	INDIANA
EIS, INC.	100.0%	GEORGIA
EIS DOMINICAN REPUBLIC, LLC	100.0%	GEORGIA
GPC FINANCE COMPANY	100.0%	DELAWARE
GPC PROCUREMENT COMPANY	100.0%	GEORGIA
NATIONAL AUTOMOTIVE PARTS ASSOCIATION	100.0%	MICHIGAN
MOTION INDUSTRIES, INC.	100.0%	DELAWARE
S.P. RICHARDS COMPANY	100.0%	GEORGIA
SPR PROCUREMENT COMPANY	100.0%	GEORGIA
SHUSTER CORPORATION	100.0%	GEORGIA
1ST CHOICE AUTO PARTS, INC.	51.0%	GEORGIA
THE FLOWERS COMPANY	46.5%	NORTH CAROLINA
GPC MEXICO, S.A. de C.V.	100.0%	PUEBLA, MEXICO
GRUPO AUTO TODO S.A. de C.V.	100.0%	PUEBLA, MEXICO
COMSERES de MEXICO, S. de R.L. de C.V.	100.0%	GUADALAJARA, JALISCO, MEXICO
EIS HOLDINGS (CANADA) INC.	100.0%	BRITISH COLUMBIA, CANADA
POLIFIBRA CANADA (1987) INC.	100.0%	ONTARIO, CANADA
MOTION INDUSTRIES (CANADA), INC.	100.0%	OTTAWA, ONTARIO
MOTION - MEXICO, S. de R.L. de C.V.	100.0%	GUADALAJARA, MEXICO
S. P. RICHARDS CO. CANADA INC.	100.0%	BRITISH COLUMBIA, CANADA
UAP INC.	100.0%	QUEBEC, CANADA
GARANAT INC.	100.0%	FEDERAL, CANADA
UAPRO INC.	100.0%	FEDERAL, CANADA
UNITED AUTO PARTS (Eastern) LTD.	100.0%	ONTARIO, CANADA
SERVICES FINANCIERS UAP INC.	100.0%	QUEBEC, CANADA
WTC PARTS CANADA	75.0%	FEDERAL, CANADA
PIECES DE CAMION DE LA BEAUCE	75.0%	QUEBEC, CANADA
GPC GLOBAL SOURCING LIMITED	100.0%	HONG KONG, CHINA
GENUINE PARTS SOURCING (SHENZHEN) COMPANY LIMITED	100.0%	SHENZHEN, CHINA
ALTROM AUTO GROUP LTD	100.0%	BRITISH COLUMBIA, CANADA
EIS-GPC SERVICIOS de MEXICO, S. de R.L. de C.V.	100.0%	GUADALAJARA, JALISCO, MEXICO
RIEBE’S AUTO PARTS, LLC	22.0%	GEORGIA
AUTOPARTSPROS, LLC	20.0%	GEORGIA
MOTOR PARTS OF CARROLL COUNTY, INC.	75.8%	MARYLAND
POTOMAC AUTO PARTS, INC.	79.0%	MARYLAND
REISTERSTOWN AUTO PARTS, INC.	79.0%	MARYLAND
WILLIAMSPORT AUTOMOTIVE, INC.	79.0%	PENNSYLVANIA
AST BEARINGS LLC	100.0%	DELAWARE
GPC GLOBAL HOLDINGS B.V.	100.0%	AMSTERDAM, THE NETHERLANDS
GPC ASIA PACIFIC HOLDINGS COOPERATIEF U.A.	100.0%	AMSTERDAM, THE NETHERLANDS
GPC ASIA PACIFIC HOLDINGS PTY LTD	100.0%	VICTORIA, AUSTRALIA
AUTOPARTES NAPA MEXICO, S. de R.L. de C.V.	100.0%	PUEBLA, MEXICO
SUPPLY SOURCE ENTERPRISES, INC.	100.0%	GEORGIA
IMPACT PRODUCTS LLC	100.0%	DELAWARE
GPIC LLC	100.0%	GEORGIA
GPIC CANADA LP	100.0%	ALBERTA, CANADA
GPC ASIA PACIFIC LLC	100.0%	GEORGIA
THE SAFETY ZONE, LLC	100.0%	CONNECTICUT
THE SAFETY ZONE (CANADA), ULC	100.0%	NOVA SCOTIA, CANADA
INENCO GROUP PTY LTD	35.0%	SOUTH AUSTRALIA, AUSTRALIA
GPC ASIA PACIFIC INDUSTRIAL HOLDINGS PTY LTD	100.0%	VICTORIA, AUSTRALIA
GPC EUROPE, LLC	100.0%	GEORGIA
GPC EUROPE HOLDINGS B.V.	100.0%	AMSTERDAM, THE NETHERLANDS
GPC EUROPE AUTOMOTIVE GROUP LTD.	100.0%	LONDON, UNITED KINGDOM